Exhibit 1.01

DISH NETWORK CORPORATION

DISH DBS CORPORATION

Conflict Minerals Report

For the reporting period from January 1 to December 31, 2018

Introduction and Background

This Conflict Minerals Report (the “Report”) of DISH Network Corporation (“DISH”) and DISH DBS Corporation (“DBS” and, together with DISH and the respective subsidiaries of DISH and DBS through December 31, 2018, the “Company,” “we,” “our” and/or “us”) has been prepared pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 to December 31, 2018.  The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products.  The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, the “Conflict Minerals”) that originated in the Democratic Republic of the Congo (“DRC”) and certain adjoining countries (collectively with the DRC, the “Covered Countries”).

Pursuant to the Rule, the Company has concluded, in good faith, that during the reporting period from January 1 to December 31, 2018:

•

the Company manufactured, or contracted to manufacture, products whose manufacture was completed in calendar year 2018 as to which Conflict Minerals are necessary to the functionality or production of those products (our “Covered Products”); and

•

based on its good faith reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals in our Covered Products, the Company had reason to believe that certain of the Conflict Minerals necessary to the functionality or production of our Covered Products may have originated in one or more of the Covered Countries and that such Conflict Minerals may not be from recycled or scrap sources.

Therefore, the Company performed due diligence on the source and chain of custody of such Conflict Minerals in our Covered Products. The Company is filing this Report with its Specialized Disclosure Report on Form SD (the “Form SD”) to comply with the requirements of the Rule. This Report has not been subject to an independent private sector audit.

PART I. COMPANY OVERVIEW AND DESCRIPTION OF PRODUCTS COVERED BY THIS REPORT

Description of Products

During the reporting period, we engaged in the provision of pay-tv services in the United States of America.  We operate through Pay-TV and Wireless segments. The Pay-TV segment is offered under the DISH brand and Sling brand.  This Report relates to our Covered Products under our Pay-TV business segment, which consist of:

Digital Set-Top Boxes — The Company’s digital set-top boxes during the reporting period included digital set-top boxes used by consumers for the viewing of television content delivered via satellite or cable or over the air.  Certain models of the Company’s digital set-top boxes also contained internal hard drives to enable digital video recorder features as well as software-enabled advanced capabilities and functionalities.  In addition to digital set-top boxes, the Company designed and developed related products during the reporting period, including satellite dishes and remote controls.

Slingbox™ Units — The Company’s Slingbox units during the reporting period enabled “placeshifting” technology, which allowed a customer, at his or her option, to watch and control digital television content anywhere in the world via a broadband internet connection.

Certain of our Covered Products were designed, developed, engineered, manufactured, assembled and/or distributed by us; however, we also outsourced a significant portion of these functions to third parties.  We worked with third-party vendors for the development and manufacture of components that are integrated into our Covered Products.  We developed dual sourcing capabilities for critical parts when practical and we evaluated outsourced subcontract vendors on a periodic basis.

Share Exchange Agreement

On January 31, 2017, we and certain of our indirect wholly-owned subsidiaries, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with EchoStar Corporation (“EchoStar”).  On February 28, 2017, we and EchoStar completed the transactions contemplated by the Share Exchange Agreement (the “Share Exchange”).

Pursuant to the Share Exchange Agreement, on February 28, 2017, among other things, EchoStar transferred to us 100% of the equity interests of certain EchoStar subsidiaries, consisting primarily of the businesses that design, develop, and distribute digital set-top boxes, provide satellite uplinking services, and develop and support streaming video technology, in exchange for shares of preferred tracking stock issued by both EchoStar and one if its wholly-owned subsidiaries.  Following consummation of the Share Exchange, effective February 28, 2017, we operate the DISH Technologies business unit, which produces digital set-top boxes and Slingbox™ units.

PART II. DESIGN OF OUR DUE DILIGENCE MEASURES

We designed our due diligence measures based on the five-step framework laid out by the Organization for Economic Co-operation and Development in its OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016), including the related supplements on gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”).  Summarized below are the components of our due diligence measures as they relate to the five-step framework from the OECD Guidance.

Establish Strong Company Management Systems for Conflict Minerals Supply Chain Due Diligence

Designate Internal Corporate Team

The Company has an internal team, composed of senior members of the Company’s supply chain and procurement operations and the legal department, which evaluates the Company’s applicable supply chain processes and sourcing procedures and designs and supports the Company’s due diligence efforts.  The team meets periodically to develop and refine a due diligence process that:

•	is consistent with the OECD Guidance,

•	conforms to the requirements of the Rule, and

•	is appropriate given the structure and operations of the Company’s supply chain departments.

Each existing and new supplier and manufacturer (collectively referred to as “suppliers”) is assigned to a specific employee within the supply chain department who reports to a senior supply chain manager.  A senior supply chain manager disseminates all necessary information and documentation to each employee in the supply chain department responsible for interfacing directly with suppliers.

Commit to a Supply Chain Policy for Minerals from Conflict-Affected and High-Risk Areas

The Company maintains a policy relating to Conflict Minerals (the “Policy”) stating that suppliers shall:

•

have a policy to reasonably assure that the Conflict Minerals in the products they manufacture for or supply to the Company do not directly or indirectly finance or benefit armed groups that are perpetrators of serious human rights abuses in the Covered Countries;

•	exercise due diligence on the source and chain of custody of these minerals and make their due diligence measures available to the Company upon the Company’s request; and

•

be prepared to assist the Company in meeting the Conflict Minerals reporting requirements under the Rule, as well as other national or international mineral reporting regimes that may arise in the future.

The Policy is incorporated into the Company’s supplier code of conduct, which is available to our suppliers on our websites.  All suppliers of the Company during the reporting period were obligated to comply with the supplier code of conduct.

Establish a System of Controls and Transparency over the Conflict Minerals Supply Chain

The Company employs a system of controls to promote transparency over our Conflict Minerals supply chain by utilizing the Conflict Minerals Reporting Template (“Conflict Minerals Reporting Template”), which is a supply chain survey designed to facilitate the transfer of information through the supply chain to identify the smelters and refiners that process the necessary Conflict Minerals in our Covered Products.  The Conflict Minerals Reporting Template was developed by the Responsible Minerals Initiative (“RMI”), formerly the Conflict-Free Sourcing Initiative, a Responsible Business Alliance and Global e-Sustainability Initiative. The Company maintains an automated database of the completed Conflict Minerals Reporting Templates submitted to the Company by our suppliers (the “Conflict Minerals Response Database”), which helps us process and analyze the information provided by our suppliers. Once in the Conflict Minerals Response Database, all completed Conflict Mineral Reporting Templates received from suppliers are stored electronically in a central location accessible to authorized employees involved in the due diligence process and are retained in accordance with the Company’s document retention guidelines.

The Company is a member of the RMI, an organization committed to the responsible sourcing of Conflict Minerals that currently has over 350 participating companies and associations from around the world. As a member, the Company has access to a variety of tools and resources to better assess Conflict Minerals in our supply chain, including the Responsible Minerals Assurance Process (“RMAP”), formerly the Conflict-Free Smelter Program, an audit program designed to validate smelters’ and refiners’ sourcing practices.

Strengthen the Company’s Engagement with Suppliers

We inform our suppliers of our Policy, our due diligence consistent with OECD Guidance and our compliance with the Rule. Moreover, the Company requires that suppliers expressly support the supply chain due diligence process employed by the Company and detailed in its code of conduct.

Establish a Company-Level Grievance Mechanism

The Company maintains an open reporting system through which employees and third parties may report concerns about potential or actual violations of the Policy. Concerns may be reported anonymously or for attribution through several channels, including through an employee’s immediate manager or the Company’s legal department.

Identify and Assess the Risks in the Company’s Supply Chain

The Company does not purchase Conflict Minerals directly from mines, smelters or refiners and does not have a direct relationship with any mines, smelters or refiners.  The Company’s supply chain with respect to our Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of our Covered Products and the original sources of the Conflict Minerals.  As a result, the Company designed its due diligence to conform to the requirements of the Rule and the OECD Guidance as applicable for downstream companies. Because the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, the Company relies on its communications with suppliers to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain. In particular, the Company performs the following measures to identify Conflict Minerals in our Covered Products.

Identify Company Suppliers

The Company identifies our first-tier suppliers by generating reports from the Company’s applicable manufacturing and procurement systems of all manufacturers who made, and all vendors who supplied components or products, for our Covered Products.  For components delivered to the Company by distributors, the Company adds the distributors to the supplier list.  Senior managers in the supply chain organization review and finalize the supplier list (the “Supplier List”) to create a list that includes all relevant suppliers for purposes of the Rule.

Request Conflict Minerals Reporting Templates from Suppliers

The Company uses good faith efforts to identify from the Conflict Minerals Reporting Templates the smelters and refiners used by our suppliers on the Supplier List.  Annually, the Company sends a letter and the Conflict Minerals Reporting Template to the suppliers on the Supplier List.  The letter (i) reiterates the requirements of the Rule and its applicability to the Company, (ii) requests that each supplier complete the Conflict Minerals Reporting Template for all Covered Products supplied to the Company for the reporting period, and (iii) encourages suppliers to use smelters and refiners which appear on the RMAP’s Conformant Smelter List (as described below).  The Company contacts suppliers that do not respond to the Company’s request by a specified date and suppliers that submit incomplete or inaccurate requests for follow-on discussions and to request additional information, as applicable.

As set forth in the Conflict Minerals Reporting Template and the OECD Guidance, suppliers make representations or provide information regarding, among other things, (i) the country of origin for the Conflict Minerals contained in components or products provided by the supplier to the Company, (ii) whether such Conflict Minerals directly or indirectly finance armed conflict in the Covered Countries, (iii) all smelters and refiners in the supplier’s supply chain for such Conflict Minerals, (iv) whether such smelters and refiners have been validated in compliance with the RMAP, (v) whether such supplier uses the Conflict Minerals Reporting Template with its own suppliers to gather information, and (vi) whether the supplier has its owns conflict mineral policy that requires its direct suppliers to be conformant.

Analyze Surveys for RMAP Conformant and Active Smelters and Refiners

If correctly completed, each Conflict Minerals Reporting Template identifies the smelters and refiners within the applicable supplier’s supply chain. The Company reviews the information in the completed Conflict Minerals Reporting Templates against the RMAP’s Conformant Smelter List to determine whether the smelters or refiners associated with the applicable supplier qualify as “conformant” or “active”. We rely upon third party audits of smelters and refiners as part of the RMI’s RMAP, an audit program designed to validate smelters’ and refiners’ sourcing practices as described below. Smelters and refiners receive a “conformant” designation from RMI if (i) the audited smelter or refiner adheres to the RMAP’s assessment protocols by disclosing to independent auditors the identities and locations of the mines from which it sources Conflict Minerals and (ii) the independent auditor verifies separately that the smelter’s or refiner’s Conflict Minerals originated from conformant sources. The RMAP’s Conformant Smelter List includes the names, locations and links to conflict minerals policies of all smelters and refiners deemed “conformant” with the RMAP’s assessment protocols. Smelters and refiners labeled as “RMAP Active” have committed to undergo a RMAP audit but have not yet completed their audit or are participating in other cross-recognized certification programs. “RMAP Active” smelters and refiners may be at various stages of the audit cycle, anywhere from completion of the necessary documents to scheduling the audit date to enacting corrective actions in the post-audit phase, but may not retain their “active” status if they are unresponsive to requests for re-audit or corrective action past a certain time.

The Company also uses good faith efforts to identify the country of origin information from the smelters and refiners provided by our suppliers on the Supply List through the Conflict Minerals Reporting Template.

Design and Implement Strategies to Respond to Identified Risks

Participate in Existing Industry Conflict Minerals Initiatives

In light of the complexity of the Company’s and our suppliers’ supply chains, the Company is currently unable to assess adequately the risk that Conflict Minerals exist in our Covered Products or whether they finance armed conflict in the DRC. However, the Company continues to engage with suppliers to obtain current, accurate and complete information about our supply chains through the use of the Conflict Minerals Reporting Template and to promote “conformant” supply chains through our RMI membership.

Report Findings to Designated Senior Management

The members of the Company’s internal Conflicts Minerals team (consisting of senior members of the Company’s supply chain and procurement operations and the legal department) provide progress reports summarizing the findings from our due diligence efforts to the senior management of the Company.

Independent Third-Party Audits of Smelters/Refiners

Due to its downstream position in the supply chain, the Company does not have a direct relationship with smelters and refiners. Further, the complexity of our supply chain and the many third parties involved between the ultimate manufacturer of our Covered Products and the original sources of the Conflict Minerals hinders the Company’s ability to perform direct audits of smelters and refiners in our supply chain.  Instead, we rely upon third party audits of smelters and refiners as part of the RMI’s RMAP, an audit program designed to validate smelters’ and refiners’ sourcing practices. The RMAP’s audit process is discussed above in more detail in “Identify and Assess the Risks in the Company’s Supply Chain.”

Additionally, through our RMI membership, we support the further development and implementation of due diligence practices and tools, such as the Conflict Minerals Reporting Template and the RMAP.

Report Annually on Supply Chain Due Diligence

The Company has filed with the Securities and Exchange Commission its Form SD, which includes this Report as Exhibit 1.01, for the reporting period of January 1 to December 31, 2018. In accordance with the OECD Guidance and the Rule, this Report is available on our website at http://ir.dish.com/financial-information/sec-filings.

PART III. DESCRIPTION OF DUE DILIGENCE MEASURES PERFORMED;

RESULTS OF OUR DUE DILIGENCE MEASURES

Compilation and Analysis of Responses

For the reporting period of January 1 to December 31, 2018, the Company identified 32 relevant suppliers.  In the fourth quarter of 2018 and the first quarter of 2019, the Company sent each such supplier on the Supplier List a letter requesting completion of the Conflict Minerals Reporting Template. The Company followed up with suppliers that did not respond to the Company’s request by the specified date or that submitted incomplete or inaccurate requests.

The Company received responses from 32, or 100%, of the solicited suppliers, including completed Conflict Minerals Reporting Templates from 32, or 100%, of the solicited suppliers. Through the use of the Conflict Minerals Response Database and access to the RMAP information, we were able to identify the smelters and refiners we believe were used to process the Conflict Minerals contained in our Covered Products as set forth in Annex 1 attached to this Report, as well as to identify which of those smelters and refiners were “RMAP Conformant” or “RMAP Active.”

Based on the information that was provided by the Company’s suppliers and information otherwise obtained by the Company during the due diligence process, the following table sets forth the number of “RMAP Conformant” and “RMAP Active” smelters and refiners in our supply chain as of the end of 2018 for each of the Conflict Minerals used in our Covered Products:

	RMAP Conformant	RMAP Active
Conflict Mineral	Smelters or Refiners	Smelters or Refiners
Gold	101	4
Tantalum	40	0
Tin	74	1
Tungsten	39	0

As discussed in “Part II. Design of Our Due Diligence Analysis” above, the Company relies on the completed Conflict Minerals Reporting Templates received from our suppliers as our main source of documentation supporting the representations made by such suppliers regarding the source and chain of custody of relevant Conflict Minerals in our Covered Products during the reporting period.  The smelters and refiners identified in Annex 1 to this Report were identified by our suppliers and the Company cannot be certain that these smelters and refiners were in fact in the Company’s supply chain.

Country of Origin of the Conflict Minerals in the Covered Products

Based on the information that was provided by the Company’s suppliers and information otherwise obtained by the Company during the due diligence process, the Company does not have sufficient information, with respect to our Covered Products, to determine the country of origin of all of the Conflict Minerals in all such Covered Products.  However, based on the information that has been obtained, to the extent reasonably determinable by the Company, with respect to the smelters and refineries identified by the Company, such countries of origin are believed to include, the Covered Country of Zambia.

Facilities Used to Process the Conflict Minerals in the Covered Products

Based on the information that was provided by the Company’s suppliers and information otherwise obtained through the due diligence process, the Company was unable to identify with certainty all of the facilities used to process the Conflict Minerals in our Covered Products.  However, based on the information that was provided by the Company’s suppliers and information otherwise obtained through the due diligence process, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in our Covered Products are believed to include the smelters and refiners listed in Annex 1 attached to this Report. The smelters and refiners that the Company has been able to determine as “RMAP Conformant” and “RMAP Active” are identified in Annex 1. However, as discussed above, the smelters and refiners identified in Annex 1 to this Report were identified by our suppliers and the Company cannot be certain that these smelters and refiners were in fact in the Company’s supply chain.

PART IV. IMPLEMENTATION OF STRATEGIES TO RESPOND TO IDENTIFIED RISKS AND FUTURE STEPS

Due diligence is an ongoing, proactive and reactive process. The Company plans to continue engaging with our suppliers to obtain current, accurate and complete information about the supply chain and to continue our due diligence efforts. Further, reporting on Conflict Minerals is a contractual requirement for our suppliers through our supplier code of conduct.  The Company has used our RMI membership to gain a better understanding of the smelters and refiners in our supply chain and their RMAP compliance status, and we intend to continue to take advantage of the resources available to RMI members with regard to conformant sourcing.

Annex 1

CURRENTLY KNOWN SMELTER AND REFINERY LIST

Metal	Smelter Name	Country of Smelter Facility
GOLD	ABINGTON RELDAN METALS, LLC	UNITED STATES OF AMERICA
GOLD	ADVANCED CHEMICAL COMPANY	UNITED STATES OF AMERICA*
GOLD	AFRICAN GOLD REFINERY	UGANDA
GOLD	AIDA CHEMICAL INDUSTRIES CO., LTD.	JAPAN*
GOLD	AL ETIHAD GOLD REFINERY DMCC	UNITED ARAB EMIRATES*
GOLD	ALLGEMEINE GOLD-UND SILBERSCHEIDEANSTALT A.G.	GERMANY*
GOLD	ALMALYK MINING AND METALLURGICAL COMPLEX (AMMC)	UZBEKISTAN*
GOLD	ANGLOGOLD ASHANTI CORREGO DO SITIO MINERACAO	BRAZIL*
GOLD	ARGOR-HERAEUS S.A.	SWITZERLAND*
GOLD	ASAHI PRETEC CORP.	JAPAN*
GOLD	ASAHI REFINING USA INC.	CANADA*
GOLD	ASAHI REFINING USA INC.	UNITED STATES OF AMERICA*
GOLD	ASAKA RIKEN CO., LTD.	JAPAN*
GOLD	ATASAY KUYUMCULUK SANAYI VE TICARET A.S.	TURKEY
GOLD	AU TRADERS AND REFINERS	SOUTH AFRICA*
GOLD	AURUBIS AG	GERMANY*
GOLD	BANGALORE REFINERY	INDIA* *
GOLD	BANGKO SENTRAL NG PILIPINAS (CENTRAL BANK OF THE PHILIPPINES)	PHILIPPINES*
GOLD	BOLIDEN AB	SWEDEN*
GOLD	C. HAFNER GMBH + CO. KG	GERMANY*
GOLD	CARIDAD	MEXICO
GOLD	CCR REFINERY - GLENCORE CANADA CORPORATION	CANADA*
GOLD	CENDRES + METAUX S.A.	SWITZERLAND*
GOLD	CHIMET S.P.A.	ITALY*
GOLD	CHUGAI MINING	JAPAN* *
GOLD	DAEJIN INDUS CO., LTD.	KOREA, REPUBLIC OF*
GOLD	DAYE NON-FERROUS METALS MINING LTD.	CHINA
GOLD	DEGUSSA SONNE / MOND GOLDHANDEL GMBH	GERMANY
GOLD	DODUCO CONTACTS AND REFINING GMBH	GERMANY*
GOLD	DOWA	JAPAN*
GOLD	DS PRETECH CO., LTD.	KOREA, REPUBLIC OF*
GOLD	DSC (DO SUNG CORPORATION)	KOREA, REPUBLIC OF*
GOLD	ECO-SYSTEM RECYCLING CO., LTD.	JAPAN*
GOLD	ELEMETAL REFINING, LLC	UNITED STATES OF AMERICA
GOLD	EMIRATES GOLD DMCC	UNITED ARAB EMIRATES*
GOLD	FAGGI ENRICO S.P.A.	ITALY
GOLD	FIDELITY PRINTERS AND REFINERS LTD.	ZIMBABWE
GOLD	GCC GUJRAT GOLD CENTRE PVT. LTD.	INDIA
GOLD	GEIB REFINING CORPORATION	UNITED STATES OF AMERICA*
GOLD	GOLD REFINERY OF ZIJIN MINING GROUP CO., LTD.	CHINA*
GOLD	GREAT WALL PRECIOUS METALS CO., LTD. OF CBPM	CHINA
GOLD	GUANGDONG JINDING GOLD LIMITED	CHINA

Metal	Smelter Name	Country of Smelter Facility
GOLD	GUODA SAFINA HIGH-TECH ENVIRONMENTAL REFINERY CO., LTD.	CHINA
GOLD	HANGZHOU FUCHUNJIANG SMELTING CO., LTD.	CHINA
GOLD	HEESUNG METAL LTD.	KOREA, REPUBLIC OF*
GOLD	HEIMERLE + MEULE GMBH	GERMANY*
GOLD	HERAEUS METALS HONG KONG LTD.	CHINA*
GOLD	HERAEUS PRECIOUS METALS GMBH & CO. KG	GERMANY*
GOLD	HUNAN CHENZHOU MINING CO., LTD.	CHINA
GOLD	HUNAN GUIYANG YINXING NONFERROUS SMELTING CO., LTD.	CHINA
GOLD	HWASEONG CJ CO., LTD.	KOREA, REPUBLIC OF
GOLD	INNER MONGOLIA QIANKUN GOLD AND SILVER REFINERY SHARE CO., LTD.	CHINA*
GOLD	ISHIFUKU METAL INDUSTRY CO., LTD.	JAPAN*
GOLD	ISTANBUL GOLD REFINERY	TURKEY*
GOLD	ITALPREZIOSI	ITALY*
GOLD	JAPAN MINT	JAPAN*
GOLD	JIANGXI COPPER CO., LTD.	CHINA*
GOLD	JSC EKATERINBURG NON-FERROUS METAL PROCESSING PLANT	RUSSIAN FEDERATION
GOLD	JSC URALELECTROMED	RUSSIAN FEDERATION*
GOLD	JX NIPPON MINING & METALS CO., LTD.	JAPAN*
GOLD	KALOTI PRECIOUS METALS	UNITED ARAB EMIRATES
GOLD	KAZAKHMYS SMELTING LLC	KAZAKHSTAN
GOLD	KAZZINC	KAZAKHSTAN*
GOLD	KENNECOTT UTAH COPPER LLC	UNITED STATES OF AMERICA*
GOLD	KGHM POLSKA MIEDZ SPOLKA AKCYJNA	POLAND* *
GOLD	KOJIMA CHEMICALS CO., LTD.	JAPAN*
GOLD	KOREA ZINC CO., LTD.	KOREA, REPUBLIC OF*
GOLD	KYRGYZALTYN JSC	KYRGYZSTAN*
GOLD	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO	RUSSIAN FEDERATION
GOLD	L'AZURDE COMPANY FOR JEWELRY	SAUDI ARABIA
GOLD	LINGBAO GOLD CO., LTD.	CHINA
GOLD	LINGBAO JINYUAN TONGHUI REFINERY CO., LTD.	CHINA
GOLD	L'ORFEBRE S.A.	ANDORRA*
GOLD	LS-NIKKO COPPER INC.	KOREA, REPUBLIC OF*
GOLD	LUOYANG ZIJIN YINHUI GOLD REFINERY CO., LTD.	CHINA
GOLD	MARSAM METALS	BRAZIL*
GOLD	MATERION	UNITED STATES OF AMERICA*
GOLD	MATSUDA SANGYO CO., LTD.	JAPAN*
GOLD	METALOR TECHNOLOGIES (HONG KONG) LTD.	CHINA*
GOLD	METALOR TECHNOLOGIES (SINGAPORE) PTE., LTD.	SINGAPORE*
GOLD	METALOR TECHNOLOGIES (SUZHOU) LTD.	CHINA*
GOLD	METALOR TECHNOLOGIES S.A.	SWITZERLAND*
GOLD	METALOR USA REFINING CORPORATION	UNITED STATES OF AMERICA*
GOLD	METALURGICA MET-MEX PENOLES S.A. DE C.V.	MEXICO*
GOLD	MITSUBISHI MATERIALS CORPORATION	JAPAN*
GOLD	MITSUI MINING AND SMELTING CO., LTD.	JAPAN*
GOLD	MMTC-PAMP INDIA PVT., LTD.	INDIA*
GOLD	MODELTECH SDN BHD	MALAYSIA

Metal	Smelter Name	Country of Smelter Facility
GOLD	MORRIS AND WATSON	NEW ZEALAND
GOLD	MORRIS AND WATSON GOLD COAST	AUSTRALIA
GOLD	MOSCOW SPECIAL ALLOYS PROCESSING PLANT	RUSSIAN FEDERATION*
GOLD	NADIR METAL RAFINERI SAN. VE TIC. A.S.	TURKEY*
GOLD	NAVOI MINING AND METALLURGICAL COMBINAT	UZBEKISTAN
GOLD	NH RECYTECH COMPANY	KOREA, REPUBLIC OF* *
GOLD	NIHON MATERIAL CO., LTD.	JAPAN*
GOLD	OGUSSA OSTERREICHISCHE GOLD- UND SILBER-SCHEIDEANSTALT GMBH	AUSTRIA*
GOLD	OHURA PRECIOUS METAL INDUSTRY CO., LTD.	JAPAN*
GOLD	OJSC "THE GULIDOV KRASNOYARSK NON-FERROUS METALS PLANT" (OJSC KRASTSVETMET)	RUSSIAN FEDERATION*
GOLD	OJSC NOVOSIBIRSK REFINERY	RUSSIAN FEDERATION*
GOLD	PAMP S.A.	SWITZERLAND*
GOLD	PEASE & CURREN	UNITED STATES OF AMERICA
GOLD	PENGLAI PENGGANG GOLD INDUSTRY CO., LTD.	CHINA
GOLD	PLANTA RECUPERADORA DE METALES SPA	CHILE*
GOLD	PRIOKSKY PLANT OF NON-FERROUS METALS	RUSSIAN FEDERATION*
GOLD	PT ANEKA TAMBANG (PERSERO) TBK	INDONESIA*
GOLD	PX PRECINOX S.A.	SWITZERLAND*
GOLD	QG REFINING, LLC	UNITED STATES OF AMERICA
GOLD	RAND REFINERY (PTY) LTD.	SOUTH AFRICA*
GOLD	REFINERY OF SEEMINE GOLD CO., LTD.	CHINA
GOLD	REMONDIS ARGENTIA B.V.	NETHERLANDS*
GOLD	REPUBLIC METALS CORPORATION	UNITED STATES OF AMERICA
GOLD	ROYAL CANADIAN MINT	CANADA*
GOLD	SAAMP	FRANCE*
GOLD	SABIN METAL CORP.	UNITED STATES OF AMERICA
GOLD	SAFIMET S.P.A	ITALY*
GOLD	SAFINA A.S.	CZECH REPUBLIC
GOLD	SAI REFINERY	INDIA
GOLD	SAMDUCK PRECIOUS METALS	KOREA, REPUBLIC OF*
GOLD	SAMWON METALS CORP.	KOREA, REPUBLIC OF
GOLD	SAXONIA EDELMETALLE GMBH	GERMANY*
GOLD	SCHONE EDELMETAAL B.V.	NETHERLANDS
GOLD	SEMPSA JOYERIA PLATERIA S.A.	SPAIN*
GOLD	SHANDONG TIANCHENG BIOLOGICAL GOLD INDUSTRIAL CO., LTD.	CHINA
GOLD	SHANDONG ZHAOJIN GOLD & SILVER REFINERY CO., LTD.	CHINA*
GOLD	SICHUAN TIANZE PRECIOUS METALS CO., LTD.	CHINA*
GOLD	SINGWAY TECHNOLOGY CO., LTD.	TAIWAN, PROVINCE OF CHINA*
GOLD	SO ACCURATE GROUP, INC.	UNITED STATES OF AMERICA
GOLD	SOE SHYOLKOVSKY FACTORY OF SECONDARY PRECIOUS METALS	RUSSIAN FEDERATION*
GOLD	SOLAR APPLIED MATERIALS TECHNOLOGY CORP.	TAIWAN, PROVINCE OF CHINA*
GOLD	STATE RESEARCH INSTITUTE CENTER FOR PHYSICAL SCIENCES AND TECHNOLOGY	LITHUANIA
GOLD	SUDAN GOLD REFINERY	SUDAN
GOLD	SUMITOMO METAL MINING CO., LTD.	JAPAN*

Metal	Smelter Name	Country of Smelter Facility
GOLD	SUNGEEL HIMETAL CO., LTD.	KOREA, REPUBLIC OF*
GOLD	T.C.A S.P.A	ITALY*
GOLD	TANAKA KIKINZOKU KOGYO K.K.	JAPAN*
GOLD	THE REFINERY OF SHANDONG GOLD MINING CO., LTD.	CHINA*
GOLD	TOKURIKI HONTEN CO., LTD.	JAPAN*
GOLD	TONGLING NONFERROUS METALS GROUP CO., LTD.	CHINA
GOLD	TONY GOETZ NV	BELGIUM
GOLD	TOO TAU-KEN-ALTYN	KAZAKHSTAN
GOLD	TORECOM	KOREA, REPUBLIC OF*
GOLD	UMICORE BRASIL LTDA.	BRAZIL*
GOLD	UMICORE PRECIOUS METALS THAILAND	THAILAND*
GOLD	UMICORE S.A. BUSINESS UNIT PRECIOUS METALS REFINING	BELGIUM*
GOLD	UNITED PRECIOUS METAL REFINING, INC.	UNITED STATES OF AMERICA*
GOLD	UNIVERSAL PRECIOUS METALS REFINING ZAMBIA	ZAMBIA
GOLD	VALCAMBI S.A.	SWITZERLAND*
GOLD	WESTERN AUSTRALIAN MINT (T/A THE PERTH MINT)	AUSTRALIA*
GOLD	WIELAND EDELMETALLE GMBH	GERMANY*
GOLD	YAMAKIN CO., LTD.	JAPAN*
GOLD	YOKOHAMA METAL CO., LTD.	JAPAN*
GOLD	YUNNAN COPPER INDUSTRY CO., LTD.	CHINA
GOLD	ZHONGYUAN GOLD SMELTER OF ZHONGJIN GOLD CORPORATION	CHINA*
TANTALUM	ASAKA RIKEN CO., LTD.	JAPAN*
TANTALUM	CHANGSHA SOUTH TANTALUM NIOBIUM CO., LTD.	CHINA*
TANTALUM	D BLOCK METALS, LLC	UNITED STATES OF AMERICA*
TANTALUM	DUOLUOSHAN	CHINA
TANTALUM	E.S.R. ELECTRONICS	UNITED STATES OF AMERICA
TANTALUM	EXOTECH INC.	UNITED STATES OF AMERICA*
TANTALUM	F&X ELECTRO-MATERIALS LTD.	CHINA*
TANTALUM	FIR METALS & RESOURCE LTD.	CHINA*
TANTALUM	GLOBAL ADVANCED METALS AIZU	JAPAN*
TANTALUM	GLOBAL ADVANCED METALS BOYERTOWN	UNITED STATES OF AMERICA*
TANTALUM	GUANGDONG RISING RARE METALS-EO MATERIALS LTD.	CHINA*
TANTALUM	GUANGDONG ZHIYUAN NEW MATERIAL CO., LTD.	CHINA*
TANTALUM	H.C. STARCK CO., LTD.	THAILAND*
TANTALUM	H.C. STARCK GMBH LAUFENBURG	GERMANY
TANTALUM	H.C. STARCK HERMSDORF GMBH	GERMANY*
TANTALUM	H.C. STARCK INC.	UNITED STATES OF AMERICA*
TANTALUM	H.C. STARCK LTD.	JAPAN*
TANTALUM	H.C. STARCK SMELTING GMBH & CO. KG	GERMANY*
TANTALUM	H.C. STARCK TANTALUM AND NIOBIUM GMBH	GERMANY*
TANTALUM	HENGYANG KING XING LIFENG NEW MATERIALS CO., LTD.	CHINA*
TANTALUM	HI-TEMP SPECIALTY METALS, INC.	UNITED STATES OF AMERICA
TANTALUM	JIANGXI DINGHAI TANTALUM & NIOBIUM CO., LTD.	CHINA*
TANTALUM	JIANGXI TUOHONG NEW RAW MATERIAL	CHINA*
TANTALUM	JIUJIANG JANNY NEW MATERIAL CO., LTD.	CHINA*
TANTALUM	JIUJIANG JINXIN NONFERROUS METALS CO., LTD.	CHINA*
TANTALUM	JIUJIANG TANBRE CO., LTD.	CHINA*

Metal	Smelter Name	Country of Smelter Facility
TANTALUM	JIUJIANG ZHONGAO TANTALUM & NIOBIUM CO., LTD.	CHINA*
TANTALUM	KEMET BLUE METALS	MEXICO*
TANTALUM	KEMET BLUE POWDER	UNITED STATES OF AMERICA*
TANTALUM	KING-TAN TANTALUM INDUSTRY LTD.	CHINA
TANTALUM	LSM BRASIL S.A.	BRAZIL*
TANTALUM	METALLURGICAL PRODUCTS INDIA PVT., LTD.	INDIA*
TANTALUM	MINERACAO TABOCA S.A.	BRAZIL*
TANTALUM	MITSUI MINING AND SMELTING CO., LTD.	JAPAN*
TANTALUM	NINGXIA ORIENT TANTALUM INDUSTRY CO., LTD.	CHINA*
TANTALUM	NPM SILMET AS	ESTONIA*
TANTALUM	PLANSEE SE LIEZEN	AUSTRIA
TANTALUM	PLANSEE SE REUTTE	AUSTRIA
TANTALUM	POWER RESOURCES LTD.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF*
TANTALUM	QUANTUMCLEAN	UNITED STATES OF AMERICA*
TANTALUM	RESIND INDUSTRIA E COMERCIO LTDA.	BRAZIL*
TANTALUM	RFH TANTALUM SMELTERY CO., LTD./YANLING JINCHENG TANTALUM & NIOBIUM CO., LTD.	CHINA*
TANTALUM	SOLIKAMSK MAGNESIUM WORKS OAO	RUSSIAN FEDERATION*
TANTALUM	TAKI CHEMICAL CO., LTD.	JAPAN*
TANTALUM	TELEX METALS	UNITED STATES OF AMERICA*
TANTALUM	TRANZACT, INC.	UNITED STATES OF AMERICA
TANTALUM	ULBA METALLURGICAL PLANT JSC	KAZAKHSTAN*
TANTALUM	XINXING HAORONG ELECTRONIC MATERIAL CO., LTD.	CHINA*
TANTALUM	YICHUN JIN YANG RARE METAL CO., LTD.	CHINA
TANTALUM	ZHUZHOU CEMENTED CARBIDE GROUP CO., LTD.	CHINA
TIN	ALPHA	UNITED STATES OF AMERICA*
TIN	AN THAI MINERALS CO., LTD.	VIET NAM
TIN	AN VINH JOINT STOCK MINERAL PROCESSING COMPANY	VIET NAM
TIN	CHENZHOU YUNXIANG MINING AND METALLURGY CO., LTD.	CHINA*
TIN	CHIFENG DAJINGZI TIN INDUSTRY CO., LTD.	CHINA*
TIN	CHINA TIN GROUP CO., LTD.	CHINA*
TIN	CNMC (GUANGXI) PGMA CO., LTD.	CHINA
TIN	COOPERATIVA METALURGICA DE RONDONIA LTDA.	BRAZIL
TIN	CV AYI JAYA	INDONESIA*
TIN	CV DUA SEKAWAN	INDONESIA*
TIN	CV GITA PESONA	INDONESIA*
TIN	CV TIGA SEKAWAN	INDONESIA*
TIN	CV UNITED SMELTING	INDONESIA*
TIN	CV VENUS INTI PERKASA	INDONESIA*
TIN	DOWA	JAPAN*
TIN	ELECTRO-MECHANICAL FACILITY OF THE CAO BANG MINERALS & METALLURGY JOINT STOCK COMPANY	VIET NAM
TIN	EM VINTO	BOLIVIA (PLURINATIONAL STATE OF)*
TIN	ESTANHO DE RONDONIA S.A.	BRAZIL
TIN	FENIX METALS	POLAND*
TIN	GEJIU FENGMING METALLURGY CHEMICAL PLANT	CHINA*
TIN	GEJIU JINYE MINERAL COMPANY	CHINA*

Metal	Smelter Name	Country of Smelter Facility
TIN	GEJIU KAI MENG INDUSTRY AND TRADE LLC	CHINA*
TIN	GEJIU NON-FERROUS METAL PROCESSING CO., LTD.	CHINA*
TIN	GEJIU YUNXIN NONFERROUS ELECTROLYSIS CO., LTD.	CHINA*
TIN	GEJIU ZILI MINING AND METALLURGY CO., LTD.	CHINA* *
TIN	GUANGDONG HANHE NON-FERROUS METAL CO., LTD.	CHINA*
TIN	GUANYANG GUIDA NONFERROUS METAL SMELTING PLANT	CHINA*
TIN	HUICHANG HILL TIN INDUSTRY CO., LTD.	CHINA*
TIN	HUICHANG JINSHUNDA TIN CO., LTD.	CHINA*
TIN	JIANGXI KETAI ADVANCED MATERIAL CO., LTD.	CHINA
TIN	JIANGXI NEW NANSHAN TECHNOLOGY LTD.	CHINA*
TIN	MAGNU'S MINERAIS METAIS E LIGAS LTDA.	BRAZIL*
TIN	MALAYSIA SMELTING CORPORATION (MSC)	MALAYSIA*
TIN	MELT METAIS E LIGAS S.A.	BRAZIL*
TIN	METALLIC RESOURCES, INC.	UNITED STATES OF AMERICA*
TIN	METALLO BELGIUM N.V.	BELGIUM*
TIN	METALLO SPAIN S.L.U.	SPAIN*
TIN	MINERACAO TABOCA S.A.	BRAZIL*
TIN	MINSUR	PERU*
TIN	MITSUBISHI MATERIALS CORPORATION	JAPAN*
TIN	MODELTECH SDN BHD	MALAYSIA*
TIN	NGHE TINH NON-FERROUS METALS JOINT STOCK COMPANY	VIET NAM
TIN	O.M. MANUFACTURING (THAILAND) CO., LTD.	THAILAND*
TIN	O.M. MANUFACTURING PHILIPPINES, INC.	PHILIPPINES*
TIN	OPERACIONES METALURGICAS S.A.	BOLIVIA (PLURINATIONAL STATE OF)*
TIN	PHOENIX METAL LTD.	RWANDA
TIN	PONGPIPAT COMPANY LIMITED	MYANMAR
TIN	PT ARIES KENCANA SEJAHTERA	INDONESIA*
TIN	PT ARTHA CIPTA LANGGENG	INDONESIA*
TIN	PT ATD MAKMUR MANDIRI JAYA	INDONESIA*
TIN	PT BABEL INTI PERKASA	INDONESIA*
TIN	PT BABEL SURYA ALAM LESTARI	INDONESIA*
TIN	PT BANGKA PRIMA TIN	INDONESIA*
TIN	PT BANGKA SERUMPUN	INDONESIA*
TIN	PT BANGKA TIN INDUSTRY	INDONESIA*
TIN	PT BELITUNG INDUSTRI SEJAHTERA	INDONESIA*
TIN	PT BILLITIN MAKMUR LESTARI	INDONESIA
TIN	PT BUKIT TIMAH	INDONESIA*
TIN	PT CIPTA PERSADA MULIA	INDONESIA
TIN	PT DS JAYA ABADI	INDONESIA*
TIN	PT EUNINDO USAHA MANDIRI	INDONESIA
TIN	PT INTI STANIA PRIMA	INDONESIA*
TIN	PT JUSTINDO	INDONESIA
TIN	PT KARIMUN MINING	INDONESIA*
TIN	PT KIJANG JAYA MANDIRI	INDONESIA*
TIN	PT LAUTAN HARMONIS SEJAHTERA	INDONESIA*
TIN	PT MENARA CIPTA MULIA	INDONESIA*
TIN	PT MITRA STANIA PRIMA	INDONESIA*

Metal	Smelter Name	Country of Smelter Facility
TIN	PT O.M. INDONESIA	INDONESIA
TIN	PT PANCA MEGA PERSADA	INDONESIA*
TIN	PT PREMIUM TIN INDONESIA	INDONESIA*
TIN	PT PRIMA TIMAH UTAMA	INDONESIA*
TIN	PT REFINED BANGKA TIN	INDONESIA*
TIN	PT SARIWIGUNA BINASENTOSA	INDONESIA*
TIN	PT STANINDO INTI PERKASA	INDONESIA*
TIN	PT SUKSES INTI MAKMUR	INDONESIA*
TIN	PT SUMBER JAYA INDAH	INDONESIA*
TIN	PT TIMAH TBK KUNDUR	INDONESIA*
TIN	PT TIMAH TBK MENTOK	INDONESIA*
TIN	PT TININDO INTER NUSA	INDONESIA*
TIN	PT TIRUS PUTRA MANDIRI	INDONESIA*
TIN	PT TOMMY UTAMA	INDONESIA*
TIN	PT WAHANA PERKIT JAYA	INDONESIA
TIN	RESIND INDUSTRIA E COMERCIO LTDA.	BRAZIL*
TIN	RUI DA HUNG	TAIWAN, PROVINCE OF CHINA*
TIN	SOFT METAIS LTDA.	BRAZIL*
TIN	SUPER LIGAS	BRAZIL
TIN	THAISARCO	THAILAND*
TIN	TIN TECHNOLOGY & REFINING	UNITED STATES OF AMERICA*
TIN	TUYEN QUANG NON-FERROUS METALS JOINT STOCK COMPANY	VIET NAM
TIN	VQB MINERAL AND TRADING GROUP JSC	VIET NAM
TIN	WHITE SOLDER METALURGIA E MINERACAO LTDA.	BRAZIL*
TIN	YUNNAN CHENGFENG NON-FERROUS METALS CO., LTD.	CHINA*
TIN	YUNNAN TIN COMPANY LIMITED	CHINA*
TUNGSTEN	A.L.M.T. TUNGSTEN CORP.	JAPAN*
TUNGSTEN	ACL METAIS EIRELI	BRAZIL*
TUNGSTEN	ASIA TUNGSTEN PRODUCTS VIETNAM LTD.	VIET NAM
TUNGSTEN	CHENZHOU DIAMOND TUNGSTEN PRODUCTS CO., LTD.	CHINA*
TUNGSTEN	CHONGYI ZHANGYUAN TUNGSTEN CO., LTD.	CHINA*
TUNGSTEN	DAYU WEILIANG TUNGSTEN CO., LTD.	CHINA
TUNGSTEN	FUJIAN JINXIN TUNGSTEN CO., LTD.	CHINA*
TUNGSTEN	GANZHOU HAICHUANG TUNGSTEN CO., LTD.	CHINA*
TUNGSTEN	GANZHOU HUAXING TUNGSTEN PRODUCTS CO., LTD.	CHINA*
TUNGSTEN	GANZHOU JIANGWU FERROTUNGSTEN CO., LTD.	CHINA*
TUNGSTEN	GANZHOU NON-FERROUS METALS SMELTING CO., LTD.	CHINA
TUNGSTEN	GANZHOU SEADRAGON W & MO CO., LTD.	CHINA*
TUNGSTEN	GANZHOU YATAI TUNGSTEN CO., LTD.	CHINA
TUNGSTEN	GLOBAL TUNGSTEN & POWDERS CORP.	UNITED STATES OF AMERICA*
TUNGSTEN	GUANGDONG XIANGLU TUNGSTEN CO., LTD.	CHINA*
TUNGSTEN	H.C. STARCK SMELTING GMBH & CO. KG	GERMANY*
TUNGSTEN	H.C. STARCK TUNGSTEN GMBH	GERMANY*
TUNGSTEN	HUNAN CHENZHOU MINING CO., LTD.	CHINA*
TUNGSTEN	HUNAN CHUANGDA VANADIUM TUNGSTEN CO., LTD. WUJI	CHINA*
TUNGSTEN	HUNAN CHUNCHANG NONFERROUS METALS CO., LTD.	CHINA*
TUNGSTEN	HUNAN LITIAN TUNGSTEN INDUSTRY CO., LTD.	CHINA

Metal	Smelter Name	Country of Smelter Facility
TUNGSTEN	HYDROMETALLURG, JSC	RUSSIAN FEDERATION*
TUNGSTEN	JAPAN NEW METALS CO., LTD.	JAPAN*
TUNGSTEN	JIANGWU H.C. STARCK TUNGSTEN PRODUCTS CO., LTD.	CHINA*
TUNGSTEN	JIANGXI DAYU LONGXINTAI TUNGSTEN CO., LTD.	CHINA
TUNGSTEN	JIANGXI GAN BEI TUNGSTEN CO., LTD.	CHINA*
TUNGSTEN	JIANGXI MINMETALS GAO'AN NON-FERROUS METALS CO., LTD.	CHINA
TUNGSTEN	JIANGXI TONGGU NON-FERROUS METALLURGICAL & CHEMICAL CO., LTD.	CHINA*
TUNGSTEN	JIANGXI XINSHENG TUNGSTEN INDUSTRY CO., LTD.	CHINA*
TUNGSTEN	JIANGXI XIUSHUI XIANGGAN NONFERROUS METALS CO., LTD.	CHINA
TUNGSTEN	JIANGXI YAOSHENG TUNGSTEN CO., LTD.	CHINA*
TUNGSTEN	KENNAMETAL FALLON	UNITED STATES OF AMERICA*
TUNGSTEN	KENNAMETAL HUNTSVILLE	UNITED STATES OF AMERICA*
TUNGSTEN	MALIPO HAIYU TUNGSTEN CO., LTD.	CHINA*
TUNGSTEN	MOLIREN LTD.	RUSSIAN FEDERATION*
TUNGSTEN	NIAGARA REFINING LLC	UNITED STATES OF AMERICA*
TUNGSTEN	NUI PHAO H.C. STARCK TUNGSTEN CHEMICALS MANUFACTURING LLC	VIET NAM*
TUNGSTEN	PHILIPPINE CHUANGXIN INDUSTRIAL CO., INC.	PHILIPPINES*
TUNGSTEN	SOUTH-EAST NONFERROUS METAL COMPANY LIMITED OF HENGYANG CITY	CHINA*
TUNGSTEN	TEJING (VIETNAM) TUNGSTEN CO., LTD.	VIET NAM*
TUNGSTEN	UNECHA REFRACTORY METALS PLANT	RUSSIAN FEDERATION*
TUNGSTEN	VIETNAM YOUNGSUN TUNGSTEN INDUSTRY CO., LTD.	VIET NAM
TUNGSTEN	WOLFRAM BERGBAU UND HUTTEN AG	AUSTRIA*
TUNGSTEN	WOLTECH KOREA CO., LTD.	KOREA, REPUBLIC OF*
TUNGSTEN	XIAMEN TUNGSTEN (H.C.) CO., LTD.	CHINA*
TUNGSTEN	XIAMEN TUNGSTEN CO., LTD.	CHINA*
TUNGSTEN	XINFENG HUARUI TUNGSTEN & MOLYBDENUM NEW MATERIAL CO., LTD.	CHINA*
TUNGSTEN	XINHAI RENDAN SHAOGUAN TUNGSTEN CO., LTD.	CHINA*
TUNGSTEN	ZHUZHOU CEMENTED CARBIDE GROUP CO., LTD.	CHINA

*RMAP Conformant

**RMAP Active – in the process of becoming RMAP Conformant.